SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2001

LINCOLN SNACKS COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23048 (Commission File No.)	47-0758569 (IRS Employer Identification Number)

30 Buxton Farm Road, Stamford, CT 06905
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (203) 329-4545

N/A
(Former name or address, if changed since last report)

Item 5.   Other Events.

          On June 25, 2001, the Convertible Subordinated Debenture of Lincoln Snacks Company (the “Company”) in favor of Brynwood Partners III L.P., a Delaware limited partnership (“Brynwood III”) was partially converted and the remainder was repaid to Brynwood III.. The principal of $3,027,560.12 and the related accrued interest of $42,302.89 were converted into 2,240,775 common shares of the Company. The remaining principal of $1,972,439.88 and the related accrued interest of $27,560.12 was repaid to Brynwood III.

SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN SNACKS COMPANY

Date: July 25, 2001	By:	/s/ JOANNE W. PRIER
Joanne W. Prier Vice President and Chief Financial Officer